SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 8, 2000
                                                        (January 28, 2000)



                             LASERSIGHT INCORPORATED
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              Exact name of registrant as specified in its charter



                                    Delaware
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                  State or other jurisdiction of incorporation



         0-19671                                           65-0273162
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  Commission File Number                                I.R.S. Employer
                                                       Identification No.


        3300 University Boulevard, Suite 140, Winter Park, Florida 32792
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                     Address of Principal Executive offices

       Registrant's telephone number, including area code: (407) 678-9900
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Item 5.  Other Events

On January 31, 2000, LaserSight completed a $12.5 million private placement of common stock. A copy of the securities Purchase Agreements and Registration Rights Agreements with TLC Laser Eye Centers Inc., BayStar Capital, L.P. and BayStar International, Ltd. are included as exhibits hereto and are incorporated by reference herein.

In conjunction with its sale of securities to TLC Laser Eye Centers Inc., LaserSight amended its Rights Agreement as of January 28, 2000. The amendment is included as an exhibit hereto and is incorporated by reference herein.

On February 1, 2000, LaserSight issued a press release describing the private pleacement and patent-related litigation updates. The press release is included as an exhibit hereto and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

         Exhibit 99.1      Press Release dated February 1, 2000

         Exhibit 99.2 Securities Purchase Agreement dated January 31, 2000 by and between LaserSight Incorporated and TLC Laser Eye Centers Inc. The Company undertakes to provide to the Commission upon its request the schedules omitted from this exhibit.

         Exhibit 99.3 Registration Rights Agreement dated January 31, 2000 by and between LaserSight Incorporated and TLC Laser Eye Centers Inc.

         Exhibit 99.4 Securities Purchase Agreement dated January 31, 2000 among LaserSight Incorporated, BayStar Capital, L.P. and BayStar International, Ltd. The Company undertakes to provide to the Commission upon its request the schedules omitted from this exhibit.

         Exhibit 99.5 Registration Rights Agreement dated January 31, 2000 among LaserSight Incorporated, BayStar Capital, L.P. and BayStar International, Ltd.

         Exhibit 99.6 Second Amendment dated as of January 28, 2000 to Rights Agreement, dated as of July 2, 1998, between LaserSight Incorporated and American Stock Transfer & Trust Company as Rights Agent.


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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LaserSight Incorporated



Date:   February 7, 2000                By:   /s/Michael R. Farris
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                                              Michael R. Farris
                                              Chief Executive Officer